Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-150066 and 333-167914 on Form S-8 of InfuSystem Holdings, Inc. of our report dated September 17, 2010, relating to the consolidated financial statements of First Biomedical, Inc. and Subsidiary as of December 31, 2009, and for the year then ended, appearing in this Current Report on Form 8-K/A of InfuSystem Holdings, Inc. dated September 17, 2010.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

September 17, 2010